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                                                                   EXHIBIT 10.18

                                 PROMISSORY NOTE

U.S. $6,000,000.00                                             October 10, 1997
                                                             Wilmington Delaware

ss.1.    Promise to Pay.
         ss.1.1 For value received, BACK YARD BURGERS, INC., a Delaware corporation whose principal office address is 2768 Colony Park Drive, Memphis, Tennessee 3818 (the "Borrower"), promises to pay on or before 11:59 p.m. on April 9, 1999 (the "Final Maturity"), to the order of BYB PROPERTIES, INC., a Delaware corporation ("BYB" or "Lender"), or its successors or assigns, in lawful money of the United States of America, in immediately available funds, at its sole office located at Suit 200, 103 Foulk Road, Wilmington, DE 19803, or at such other location as lender may from time to time designate, the sum of SIX MILLION DOLLARS ($6,000,000.00), or if less, the aggregate principal balance remaining outstanding hereunder, together with interest accruing on the outstanding principal balance from the date hereof, at the rate set forth herein.

         ss.1.2 This is an uncommitted line of credit and the extension of funds under this Promissory Note is subject to the sole discretion of Lender and the principal amount outstanding under this Promissory Note shall not exceed the amount set forth in ss.1.1 above.

ss.2.    Other Loan Documents
         This Promissory Note is issued in connection with a letter agreement dated as of October 10, 1997, by and between borrower and BYB, which letter agreement may be amended from time to time (the "Letter Agreement"), and is not secured by any property of the Borrower, nor guaranteed by any person or entity. Any capitalized term not defined herein shall have the same meaning as given in the Letter Agreement.

ss.3.    Interest.
         During the term of this Promissory Note, interest on the outstanding balance hereunder shall accrue and be payable at the Prime rate (as reported in the Wall Street Journal from time to time) plus Two Percent (2%), such interest to vary as and when reported, without notice to Borrower. Interest shall be calculated on the basis of a year comprised of 360 days over the actual number of days in the period.

ss.4.    Term.
         This Promissory Note shall be payable on or before 11:59 p.m. on April 9, 1999.

ss.5.    Payments.
         Borrower shall make quarterly payments of all interest that accrues during each fiscal quarter of borrower to BYB within forty-five (45) days after the last day of each such fiscal quarter occurring during the term of this Promissory Note. Borrower shall pay lender each payment required hereunder at Lender's address shown above or, if requested by lender, by wire transfer to the accounts of Lender.

ss.6.    Prepayments.
         The indebtedness evidenced by this Promissory Note may be prepaid in whole or in part at any time without penalty.

                                 PROMISSORY NOTE
                              BYB PROPERTIES, INC.
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ss.7.    Default.
         Borrower shall be in Default if any of the following occurs:
(a) Borrower fails to make any payment required by the Letter Agreement or this Promissory Note when due and the same is not cured within ten (10) business Days; (b) Borrower breaks any promise that Borrower has made to BYB, or fails to perform promptly at the time and strictly in the manner provided in the Letter Agreement or this Promissory Note; (c) any representation or statement made to BYB by Borrower or on Borrower's behalf is false or misleading in any material respect; (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property; (e) Borrower makes any material assignment for the benefit of creditors; (f) any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency law and such proceeding is not cured within forty-five (45) days; or (g) Borrower commits an actual default in the prompt payment or other performance required with respect to any of its indebtedness (other than to BYB hereunder) for loans, advances or any other forms of borrowings (but not including any indebtedness for the purchase of goods or services in the ordinary course of business) or under any agreement under which such indebtedness is outstanding or secured.

ss.8.    Default Rate
         Following an event of Default, this Promissory Note shall bear interest at a rate per annum which shall be one percentage point (1%) in excess of the rate in effect from time to time under this Promissory Note, but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Promissory Note.

ss.9.    Lender's Rights.
         During the existence of an Event of Default, Lender may: (I) increase the applicable rate of interest to the Default Rate as set forth herein; (ii) demand payment in full or in part of any principal amounts outstanding hereunder, and accelerate any interest due hereunder to be immediately due and payable; and (iii) exercise all of its rights under this Promissory Note, the Letter Agreement or at law in order to satisfy the indebtedness.

ss.10.   Revolving Line of credit.
         This Promissory Note and the Letter Agreement evidence a revolving line of credit. Once the total principal amount of this Promissory Note has been advanced, Borrower is only entitled to further advances upon repayment of a corresponding amount of principal. Borrower agrees to be liable for all sums advanced hereunder. The unpaid principal balance owing on this promissory Note at any time may be evidenced by endorsements on the Note, or by Lender's records, which shall be conclusive of indebtedness.

ss.11.   General provisions.
         ss.11.1 No failure to exercise, and no delay in exercising, on the part of the Lender, any right, power or privilege hereunder shall operate as a waiver of the same, nor shall any single or partial exercise of any right, power or privilege preclude any other or future exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. BORROWER HEREBY WAIVES ALL OF ITS RIGHTS TO PRESENTMENT, DEMAND, PROTEST, NOTICE OF DISHONOR, NONPAYMENT OR DEFAULT AND ANY OTHER NOTICES OF ANY KIND.



                                 PROMISSORY NOTE
                              BYB PROPERTIES, INC.
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         ss.11.2 This Promissory Note has been delivered to and accepted by
         Lender and will be deemed to be made in the State of Delaware. This promissory Note will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of Delaware (to the extent not in conflict with federal substantive law). The Borrower hereby submits to the jurisdiction of any state or federal court located within New Castle county, Delaware, and consents that all service of process be made by certified mail directed to the Borrower at the Borrower's address set forth herein, and notices and service so made will be deemed to be completed five (5) business days after the same has been deposited in the U.S. Mail, postage prepaid; provided that nothing contained herein shall prevent lender from bringing any action or exercising any rights against any security or against the Borrower, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the forum specified above. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

         ss.12.3 This Promissory Note shall bind the Borrower and the successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of BYB and its successors and assigns. Notwithstanding the foregoing, however, this Promissory Note shall not be assigned by the Borrower without the prior express written consent of BYB.

ss.24.   Waiver of Jury Trial.
         THE BORROWER WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS PROMISSORY NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS PROMISSORY NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

         IN WITNESS WHEREOF, Borrower has executed this Promissory Note on this 10th day of October, 1997.

         THE BORROWER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS PROMISSORY NOTE AND HAS BEEN ADVISED BY COUNSEL AS NECESSARY OR APPROPRIATE.


                                                       BACK YARD BURGERS, INC.
Witness:


By:                                               By:
   ---------------------------------                  --------------------------
   Name:                                              Name:
   Title:                                             Title:






                                 PROMISSORY NOTE
                              BYB PROPERTIES, INC.
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